UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): SEPTEMBER 28, 2015

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee		37932
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (865) 694-2700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported by Scripps Networks Interactive, Inc. (the “Company”) on a Current Report on Form 8-K, on September 3, 2015, Southbank Media, Ltd., an indirect wholly-owned subsidiary of the Company (“Southbank”), filed with the Polish Financial Supervision Authority (the “PFSA”) the squeeze-out documentation required under Polish law to effect a mandatory squeeze-out of the remaining shareholders in TVN S.A. (“TVN”) by acquiring all of their shares in TVN at a price of 20.00 Polish Zloty (“PLN”) per TVN share, or approximately PLN 84.0 million in the aggregate. In accordance with Polish law, a 5-day squeeze-out subscription period commenced on September 23, 2015. On September 28, 2015, Southbank completed the squeeze-out and settled all of the transactions in connection thereto. As a result of the completion of the squeeze-out, Southbank, directly or indirectly, owns 100% of the issued share capital of TVN.

In addition, on September 29, 2015, TVN’s shareholders adopted a resolution to delist TVN’s shares from the Warsaw Stock Exchange (“WSE”). Accordingly, on September 29, 2015, TVN filed with the PFSA and WSE the documentation required under Polish law to effect the delisting of the TVN shares from WSE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: September 30, 2015	By:	/s/ Lori A. Hickok
Lori A. Hickok
Executive Vice President and Chief Financial Officer